UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2016

Date of Report

(Date of earliest event reported)

STL MARKETING GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55013	20-4387296
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Boulder Crescent, Suite 102, Colorado Spring, CO 80903

(Address of principal executive offices, including zip code)

(719) 219-5797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On the February 11, 2016, STL Marketing Group, Inc. (the “Company”) entered into a licensing agreement with Camposagrado, Inc. (the “Agreement”) whereby the Company will exclusively develop, sell and commercialize Camposagrado, Inc.’s Application (U.S. Application No. 14/877,595) under US Trademark F3TCH, USPTO Date Applied: October 7, 2015.

Under the terms of the Agreement, the Company will pay $50,000.00 within the first three (3) years for the exclusivity and worldwide rights and three percent (3%) of any sales to Camposagrado. Inc. for any sales under the licensed technology. The Agreement allows the use of the patent pending technology as well as any trademarks.

The foregoing information is a summary of the Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review the Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 8.01 Other Events.

The Securities and Exchange Commission (the “SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that in addition to our SEC filings, press releases, public conference calls and webcasts, we may announce material financial information on our website, www.v3rsant.com. We use these channels as well as social media to communicate with the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in our company to also review the information we post on our social media sites including Facebook (https://www.facebook.com/v3rsant/), LinkedIn account (https://www.linkedin.com/company/versant-corporation?trk=nav_account_sub_nav_company_admin), and Twitter (https://twitter.com/F3tchApp). These social media sites and their posts are also displayed on our main corporate page at http://www.v3rsant.com/versant-news.html.

On May 25, 2016, the Company created a new 51% owned subsidiary to handle the sale and commercialization of the Hound Software product that has been developed by Kinetos, S.A., a Costa Rican privately held corporation (“Kinetos”). Kinetos owns the remaining 49% of the subsidiary. This subsidiary named, Kinver Technologies, Inc. (“Kinver”), is a Florida corporation, in good standing.

Kinetos has already deployed the various software solutions with clients in Costa Rica and has more than twenty-five years in business. The Company has secured a web site for Kinver Technologies (www.kinvertech.com) that will be forwarded to the brand’s main site (www.houndsoftware.net) and will operate as a D/B/A in Colorado as Hound Software. The Company will consolidate Kinver’s financials as required.

The Hound Software platform is comprised of various modules that can be sold separately or as a suite- e.g. Data Wrangling and Automated Workflow. While software has ongoing and perpetual research and development, the product is viable, deployed and installed at clients’ sites and can be sold and deployed “as is” in the United States market immediately. Kinver will use that existing product to deploy and sell in the US market and plans to sell the software under the Software as a Service or SaaS model. For more information on Hound Software, please visit www.houndsoftware.net.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description

	10.1	License Agreement with Camposagrado, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2016

STL MARKETING GROUP, INC.

/s/ Jose P. Quiros
Jose P. Quiros
Principal Executive Officer